EXHIBIT 10.4

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP OF

DUKE REALTY LIMITED PARTNERSHIP

The undersigned, as the General Partner of Duke Realty Limited Partnership (the “Partnership”), hereby amends the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as heretofore amended (the “Partnership Agreement”) pursuant to Section 9.05(a) of the Partnership Agreement as follows:

1.     Amendment of Section 4.12.  Subsection (b) of Section 4.12 of the Partnership Agreement is amended to read as follows:

(b)   If the General Partner repurchases or redeems REIT Shares from the holders thereof in accordance with its Articles of Incorporation as now or hereafter amended and Indiana law, then (i) the General Partner shall cause the Partnership to distribute to the General Partner an amount equal to the amount paid by the General Partner to the holders to redeem or repurchase such REIT Shares and (ii) the number of Units held by the General Partner shall be decreased by the number of REIT Shares so repurchased or redeemed divided by the Redemption Ratio.

2.     Other Provisions.  In all other respects, the Partnership Agreement shall continue in full force and effect as amended hereby.  Any capitalized terms used in this Amendment and not defined herein have the meanings given to them in the Partnership Agreement.